Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Bre Whalen, Breana.Whalen@navistar.com, 331-332-3056
Investor contact:	Marty Ketelaar, Marty.Ketelaar@navistar.com, 331-332-2706
Web site:	www.Navistar.com

NAVISTAR TO ANNOUNCE FISCAL 2020 FOURTH QUARTER AND

FULL YEAR FINANCIAL RESULTS THURSDAY, DECEMBER 17, 2020

LISLE, Ill. – December 11, 2020 – Navistar International Corporation (NYSE: NAV) today announced it will report its fiscal 2020 fourth quarter and full year financial results on Thursday, December 17, 2020.

Due to the pending merger proposal with TRATON SE, Navistar will not host a conference call. The company will file its standard financial results press release and will post supplementary materials on the company’s Investor Relations website at https://ir.navistar.com/events-and-presentations.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

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